Exhibit No. 11.  Statement re:    Computation  of  Per  Share  Earnings for  the
                 nine and three months ended March 31, 1999 and 1998 (in thousands except per share data).


                                                           Three Months Ended
                                                               March, 31,
                                                          ----------------------
                                                            1999          1998
                                                          -------        -------


     Net income                                           $   804        $   439
                                                          =======        =======



     Basic weighted average shares outstanding              3,304          3,758

     Common stock equivalents due to dilutive
        effect of stock options                                99            159
                                                          -------        -------

     Diluted weighted average common
        shares outstanding                                  3,409          3,917
                                                          =======        =======

     Basic earnings per share                             $  0.24        $  0.12
                                                          =======        =======

     Diluted earnings per share                           $  0.24        $  0.11
                                                          =======        =======